UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2018

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  855-979-2012

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  The Board of Directors (the “Board”) of WPX Energy, Inc. (the “Company”) has elected Valerie M. Williams as a member of the Board, effective March 15, 2018.  The Board also appointed Ms. Williams to serve as a member of the Audit Committee of the Board.  She will hold office until the next annual meeting of stockholders and until her successor is elected and qualified or until her earlier resignation or removal.

Ms. Williams has no direct or indirect interest in any transaction with the Company that would qualify as a related party transaction under Item 404(a) of Regulation S-K.  There is no arrangement or understanding between Ms. Williams and any other person pursuant to which she was selected as a director.

Ms. Williams will receive compensation for her service on the Board in accordance with the Company’s standard compensatory arrangements for non-employee directors.  These arrangements include an annual cash retainer of $75,000 payable in four quarterly installments as well as an annual equity retainer of $195,000 to be paid in the form of restricted stock, which will vest one year after the grant date and will be subject to a requirement that 50% of the vested stock, net of taxes, be retained by her until she has achieved the minimum ownership guidelines applicable to the Company’s non-employee directors.  For her service between her appointment and the annual grant date for non-employee directors, which is ordinarily the date of the annual meeting of stockholders, Ms. Williams will receive an additional prorated grant of restricted stock.

The Company will reimburse Ms. Williams for expenses (including costs of travel, food and lodging) incurred in attending Board, committee and stockholder meetings, as well as reasonable expenses associated with other business activities, including participation in director education programs.

A copy of the press release issued by the Company on March 15, 2018, which announces the appointment of Ms. Williams, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(d)	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release dated March 15, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX ENERGY, INC.

	By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Secretary

DATED: March 15, 2018

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 15, 2018